Calculation of Filing Fee Tables
S-8
JETBLUE AIRWAYS CORP
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.01 par value	Other	20,000,000	$ 5.20	$ 104,000,000.00	0.0001381	$ 14,362.40
Total Offering Amounts:						$ 104,000,000.00		$ 14,362.40
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 14,362.40
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 (the "Registration Statement") shall also cover any additional shares of common stock, par value $0.01 ("Common Stock"), of JetBlue Airways Corporation (the "Registrant") that become issuable under the JetBlue Airways Corporation 2020 Crewmember Stock Purchase Plan (the "2020 Stock Purchase Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant's Common Stock. The Proposed Maximum Offering Price Per Unit is estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act and based upon the average of the high and low selling prices per share of the Registrant's Common Stock on July 24, 2026 ($5.00 and $5.39), as reported by the Nasdaq Global Select Market. The Amount Registered represents shares issuable under the 2020 Stock Purchase Plan. the Proposed Maximum Offering Price Per unit, Maximum Aggregate Offering Price and Amount of Registration Fee are rounded up to the nearest cent. The Registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources